Exhibit 5.1

CA95121

1 July 2009

To:	Board of Directors
Ingersoll-Rand plc
170/175 Lakeview Drive,
Airside Business Park,
Swords,
Co. Dublin

Re:	Ingersoll-Rand plc Post-Effective Amendment to registration statements on Form S-8 in relation to the Plans.

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to Ingersoll-Rand plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin (the “Company”), in connection with the post-effective amendment to the registration statements with the file numbers listed in Annex 1 hereto (the “Post Effective Amendment) on Form S-8 to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the ordinary shares with nominal value US$1.00 of the Company (the “Shares”) that may be delivered pursuant to the Company’s stock and incentive plans listed in Annex 2 hereto, as amended and restated (the “Plans”), assumed by the Company in connection with the Scheme of Arrangement under section 99 of the Companies Act 1981 of Bermuda between Ingersoll-Rand Company Limited and its Class A common shareholders sanctioned by the Supreme Court of Bermuda on 11 June 2009 (the “Scheme of Arrangement”), which Scheme of Arrangement involved the cancellation of all of the issued Class A common shares of Ingersoll-Rand Company Limited and the issuance to the former shareholders of Ingersoll-Rand Company Limited of Shares on a one-for-one basis (or, in the case of fractional interests, cash).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Plan Documents (as defined in the Schedule); and

(c)	the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans other than the Plan Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 30 June 2009 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares.

2.2	When the Shares have been issued (and, if required, paid for in either cash or services) pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Post-Effective Amendment and the Plans

3.1	that when filed with the SEC, the Post-Effective Amendment will not differ in any material respect from the drafts that we have examined;

3.2	that (if required under the terms of the Plans) any awards granted under the Plans will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or services at least equal to the nominal value of such Shares;

3.3	that the filing of the Post-Effective Amendment with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4	that the exercise of any options granted under the Plans and the issue of the Shares upon exercise of such options (and the issue of the Shares in connection with any other awards granted under the Plans) will be conducted in accordance with the terms and the procedures described in the Plans and the applicable award certificate;

3.5	that the Company has sufficient share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans and that where Shares are issued under the Plans without the requirement for the payment of cash consideration by the relevant beneficiary, then such shares shall either be fully paid up by the Company or one of its subsidiaries in a manner permitted by section 60(12)(e) of the Companies Act 1963 (as amended) or issued for consideration as set out in Section 30(2) of the Companies (Amendment) Act 1983;

Authenticity and bona fides

3.6	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.7	where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.8	that the Plan Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.9	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

Accuracy of searches and warranties

3.10	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.11	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents;

Commercial Benefit

3.12	that the Plan Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Post-Effective Amendment to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox

ARTHUR COX

ANNEX 1

Post Effective Amendment

1.	Post Effective Amendment no.2 to Form S-8 (no. 333-67257)

2.	Post Effective Amendment no.2 to Form S-8 (no. 333-35229-99)

3.	Post Effective Amendment no.2 to Form S-8 (no. 333-00829)

4.	Post Effective Amendment no.2 to Form S-8 (no. 333-19445)

5.	Post Effective Amendment no.2 to Form S-8 (no. 333-42133)

6.	Post Effective Amendment no. 1 to Form S-8 (no. 333-128260)

7.	Post Effective Amendment no.1 to Form S-8 (no. 333-130047)

8.	Post Effective Amendment no. 1 to Form S-8 (no. 333-143716)

9.	Post Effective Amendment no. 1 to Form S-8 (no. 333-149396)

10.	Post Effective Amendment no.2 on Form S-8 to Form S-4 (no. 333-149537)

11.	Post Effective Amendment no. 1 to Form S-8 (no. 333-151607)

ANNEX 2

The Plans

1.	Ingersoll-Rand plc Amended and Restated Incentive Stock Plan of 1998 (as amended and restated as of July 1, 2009)

2.	Ingersoll-Rand Company Incentive Stock Plan of 1995 (as amended and restated effective July 1, 2009)

3.	IR Executive Deferred Compensation Plan (as amended and restated effective July 1, 2009)

4.	IR-plc Director Deferred Compensation and Stock Award Plan (as amended and restated effective July 1, 2009)

5.	Ingersoll-Rand Company Employee Savings Plan for Bargained Employees (as amended)

6.	Ingersoll-Rand Company Employee Savings Plan (as amended)

7.	Ingersoll-Rand Thermo King de Puerto Rico Retirement Savings Plan (as amended)

8.	Ingersoll-Rand plc Incentive Stock Plan of 2007 (as amended and restated as of July 1, 2009)

9.	IR Executive Deferred Compensation Plan II (as amended and restated effective July 1, 2009)

10.	IR-plc Director Deferred Compensation and Stock Award Plan II (as amended and restated effective July 1, 2009)

11.	Trane Inc. 2002 Omnibus Incentive Plan (restated to include all amendments through July 1, 2009)

12.	Trane Inc. Stock Incentive Plan (restated to include all amendments through July 1, 2009)

13.	Trane Inc. Deferred Compensation Plan (as amended and restated as of July 1, 2009, except where otherwise stated)

SCHEDULE

Plan Documents

1.	A copy of the form of the Post Effective Amendment to be filed by the Company with the SEC.

2.	A copy of each of the stock plans listed in Annex 2 (the “Plans”).

3.	A copy of the shareholder’s resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 4 June 2009.

4.	A copy of the resolutions of the board of directors of the Company regarding the adoption by the Company of the Plans, the approval of the Scheme of Arrangement and of the Reorganization dated 8 April 2009 and 4 June 2009.

5.	A copy of the resolutions of the board of directors of Ingersoll-Rand Company Limited establishing the reorganization committee dated 4 March 2009.

6.	A copy of the resolutions of the reorganization committee of the board of directors of Ingersoll-Rand Company Limited regarding the adoption by the Company of the Plans dated 29 June 2009.

7.	A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 4 June 2009.

8.	A copy of the Certificate of Incorporation of the Company dated and executed 1 April 2009.

9.	Letter of Status from the Irish Companies Registration Office dated 29 June 2009.